Exhibit 99.1

Inphi Corporation Announces Proposed Offering of $150.0 Million of Convertible Senior Notes

SANTA CLARA, Calif. – Dec. 1, 2015 – Inphi Corporation (NYSE: IPHI) today announced its intention to offer, subject to market conditions and other factors, $150.0 million aggregate principal amount of convertible senior notes due 2020 (the “notes”) in a private offering to qualified institutional buyers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, Inphi expects to grant the initial purchasers of the notes an option to purchase up to an additional $22.5 million aggregate principal amount of notes on the same terms and conditions.

Inphi intends to use a portion of the net proceeds from the offering of the notes to pay the cost of certain capped call transactions (described below). Inphi intends to use the remainder of the net proceeds from the offering of the notes for general corporate purposes, including financing potential acquisitions and other strategic transactions. However, Inphi currently has no commitments with respect to any such acquisitions or other strategic transactions.

When issued, the notes will be unsecured, senior obligations of Inphi, and interest will be payable semi-annually. Prior to June 1, 2020, the notes will become convertible only under certain circumstances and during certain periods. Inphi will settle conversions of the notes by paying or delivering, as the case may be, cash, shares of its common stock, or a combination of cash and shares of its common stock, at its election. Final terms of the notes, including the interest rate, the initial conversion rate and other terms, will be determined at the time of pricing by negotiations between Inphi and the initial purchasers of the notes.

If the initial purchasers exercise their option to purchase additional notes, Inphi intends to use the resulting additional proceeds of the sale of the additional notes to pay the cost of entering into additional capped call transactions and for general corporate purposes, including financing potential acquisitions and other strategic transactions.

In connection with the pricing of the notes, Inphi expects to enter into privately negotiated capped call transactions with one or more financial institutions, which may include one or more of the initial purchasers or their respective affiliates (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to Inphi’s common stock upon any conversion of the notes and/or offset the potential cash payments Inphi is required to make in excess of the principal amount upon conversion of the notes in the event that the market price of Inphi’s common stock is greater than the strike price of the capped call transactions.

Inphi expects that in connection with establishing their initial hedge of the capped call transactions, the option counterparties or their respective affiliates will enter into various derivative transactions with respect to Inphi’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Inphi’s common stock or the notes at that time, and could result in a higher effective conversion price for the notes.

In addition, Inphi has been advised by the option counterparties that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to Inphi’s common stock and/or purchasing or selling Inphi’s common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Inphi’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The notes and the shares of Inphi’s common stock issuable upon conversion of the notes, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from such registration requirements.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intention to offer the notes, the intended use of net proceeds from the offering and the expected terms of the offering. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including risks related to whether Inphi will offer the notes or consummate the offering of the notes on the expected terms, or at all, the potential impact of market and other general economic conditions, whether Inphi will be able to satisfy the conditions required to close any sale of the notes, the anticipated use of the net proceeds of the offering, the fact that Inphi’s management will have broad discretion in the use of the proceeds from any sale of the notes, whether the capped call transactions will become effective, and other risks detailed from time to time in Inphi’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015. The forward-looking statements in this press release are based on information available to Inphi as of the date hereof, and Inphi does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

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